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                                                                    EXHIBIT 4.12



                  AGREEMENT TO EXERCISE OR TERMINATE OPTION(S)

         This AGREEMENT TO EXERCISE OR TERMINATE OPTION(S) (the "Agreement") is made with reference to the following facts:

         A. The undersigned holds one or more options (the "Options") to acquire shares of the Common Stock of 3F Therapeutics, Inc. (the "Company") as more fully described on attached Annex A.

         B. Pursuant to an Agreement and Plan of Merger, dated as of January 23, 2006, the Company has agreed to be acquired by ATS Medical, Inc., a Minnesota corporation ("ATS Medical"), by way of a merger of the Company and a wholly owned subsidiary of ATS, with the Company being the surviving entity (the "Merger"). In connection with the Merger, the Common Stock of the Company outstanding as of immediately prior to the effective time of the Merger will be converted into the right to receive shares of the common stock of ATS Medical.

         C. A condition to the Merger is that all of the options to acquire shares of the Common Stock of the Company either be exercised or terminated prior to the effective time of the Merger.

         D. The undersigned desires to exercise or terminate the undersigned's Options on the terms and conditions set forth herein.

         NOW, THEREFORE, the undersigned agrees as follows:

         1. Receipt of Information. The undersigned hereby acknowledges receipt of (a) a copy of the Prospectus and Proxy Statement of ATS and Information Statement of the Company, which document, among other things, describes the Merger, the terms thereof, and the risks related to both to the Merger and to the Company if the Merger is not consummated, and (b) a copy of a letter from the Company addressed to the optionholders of the Company enclosing a copy of this Agreement and a general description of the federal income tax consequences that may be applicable with respect to the exercise of the Options (collectively, the Merger Documents").

         2. Agreement to Exercise or Terminate. The undersigned hereby IRREVOCABLY elects and agrees to (check the appropriate box below -- IF NO BOX IS CHECKED, IT WILL BE ASSUMED THAT YOU HAVE IRREVOCABLY ELECTED TO TERMINATE YOUR OPTION(S)):

        [ ] Exercise all of the undersigned's Options in full, thereby purchasing an aggregate of ___________ shares of the Common Stock of the Company pursuant to the terms of the Options, and tenders herewith a check in payment of the aggregate purchase price thereunder in the amount of $______. The undersigned understands that (a) the exercise of the Options will be effective as of immediately prior to the effective time of the Merger and shall be and is conditional upon the completion of the Merger and (b) the undersigned's attached check will be held by the Company and will not be deposited or the funds represented thereby used prior to any earlier than immediately prior to the effective time of the Merger. If the Merger is not consummated in accordance with the terms of the Agreement and Plan of Merger, as the same may be amended from time to time, the Company shall promptly return the undersigned check and this election to exercise the Options shall be deemed null and void and of no further force or effect.

        [ ] Terminate each of the undersigned's Options in full for no consideration, such termination to be effective as of immediately prior to the effective time of the Merger and shall be and is conditional upon the completion of the Merger. If the Merger is not consummated in accordance with the terms of the Agreement and Plan of Merger, as the same may be amended from time to time, this election to terminate the Options shall be deemed null and void and of no further force or effect.
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         3.    Miscellaneous.

               (a) The undersigned acknowledges that the Options described on Annex A attached hereto are all of the options to acquire shares of the capital stock of the Company held by the undersigned and the undersigned has not assigned any interest of any kind in any of the Options to any person or entity.

               (b) The undersigned is relying solely on his or her own advisors and the information contained in the Merger Documents, and is not relying on any other oral or written statements, representations or warranties of the Company, in making his or her decision to execute this Agreement and/or determining whether to exercise or terminate his or her Options.

               (c) The undersigned further understands that this Agreement is one of a series of agreements being entered into by holders of options to acquire shares of the Common stock of the Company. The undersigned understands that the election to exercise or terminate is a condition to the consummation of the Merger and that, if all optionholders of the Company do not elect to exercise or terminate their options as of no later than immediately prior to the effective time of the Merger, the Merger may not be completed.

               (d) This Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, this Agreement to Exercise or Terminate Option(s) has been executed as of _________ __, 2006.




                                   ---------------------------------------------
                                   [PRINT NAME]



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                                   [SIGN NAME]




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                                     ANNEX A

                             DESCRIPTION OF OPTIONS